SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
October 22, 2024
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01	OTHER EVENTS
Effective October 18, 2024, Extra Space Storage Inc. (the "Company") changed the transfer agent for its common stock, par value $0.01 per share, and the other classes of capital stock of the Company now or hereafter authorized, including the Company's preferred stock, from Equiniti Trust Company, LLC, formerly known as American Stock Transfer & Trust Company, LLC, to Broadridge Corporate Issuer Solutions, LLC (“Broadridge”). Broadridge will also serve as agent for the Company's 2015 Incentive Award Plan.

Broadridge may be contacted via telephone at 1-844-989-0934 or at the following addresses:

ALL CORRESPONDENCE
Broadridge Corporate Issuer Solutions, LLC
P.O. Box 1342
Brentwood, NY 11717-0718

OVERNIGHT MAIL
Broadridge Corporate Issuer Solutions, LLC
Attn: IWS
1155 Long Island Avenue
Edgewood, NY 11717-8309

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) The following exhibit is furnished herewith:

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	October 22, 2024	By	/s/ Gwyn McNeal
			Name:	Gwyn McNeal
			Title:	Executive Vice President and Chief Legal Officer